UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2013

ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of principal executive offices) (zip code)
(708) 339-1610
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 1, 2013, management of Atkore International, Inc., a wholly-owned subsidiary of Atkore International Holdings Inc. (the “Company”) presented at the Deutsche Bank Leverage Finance Conference. The presentation slides are attached hereto as Exhibit 99.1.
In the presentation, the Company utilizes certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.
In the presentation, the Company has provided information regarding EBITDA, free cash flow, Adjusted EBITDA and Adjusted EBITDA Margin. EBITDA is defined as net income (loss) plus (i) income tax (benefit) expense, (ii) interest expense, net and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Free cash flow is calculated as EBITDA less changes in working capital and capital expenditures. Adjusted EBITDA is defined as EBITDA adjusted to exclude non-cash items, unusual items and other adjustments permitted in calculating covenant compliance (if and when applicable) under the Company’s $250 million asset-based credit facility (the “ABL Credit Facility”). As permitted under the ABL Credit Facility, Adjusted EBITDA also gives effect to certain net savings that management believes it can realize and includes the estimated twelve-month benefit associated with cost saving initiatives undertaken by us during the stated period as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved and reflected in the financial statements for the period. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA and Adjusted EBITDA Margin is appropriate to provide additional information to investors, analysts and other interested parties who will consider Adjusted EBITDA and Adjusted EBITDA Margin useful in measuring our ability to meet our debt service obligations and to comply with the fixed-charge coverage ratio covenant (if and when applicable) under the ABL Credit Facility. In addition, we believe free cash flow information enhances an investor’s understanding of our ability to generate cash and provides insight into cash flow available to fund such things as mandatory and discretionary debt reduction and acquisitions or other strategic investments.
All of the information furnished in Items 2.02 and 9.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Atkore International, Inc. Deutsche Bank Leveraged Finance Conference Presentation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Atkore International, Inc. Deutsche Bank Leveraged Finance Conference Presentation.